Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116916 of First Regional Bancorp on Form S-8 of our report dated June 22, 2009, appearing in this Annual Report on Form 11-K of First Regional Bank 401(k) Plan for the years ended December 31, 2008 and December 31, 2007.

/s/ Farber Hass Hurley, LLP

Camarillo, California

Los Angeles, California

June 26, 2009